THE TAX-EXEMPT FUND OF MARYLAND

  Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

  Item 72DD1 and 72DD2
  Total income dividends for which record date passed during the period

  Share Class       Total Income Dividends
                    (000's omitted)
  Class A           $6,088
  Class B           $596
  Class C           $454
  Class F           $156
  Total             $7,294
  Class R-5         $134
  Total             $134


  Item 73 A1 and 73A2
  Distributions per share for which record date passed during the period

  Share Class          Dividends from Net Investment Income
  Class A             $0.6296
  Class B             $0.5108
  Class C             $0.4907
  Class F             $0.6086
  Class R-5           $0.6576



  Item 74U1 and 74U2
  ------------------
  Number of shares outstanding

  Share Class       Shares Outstanding
                    (000's omitted)
  Class A           9,671
  Class B           1,165
  Class C           1,087
  Class F           310
  Total             12,233
  Class R-5         207
  Total             207


  Item 74V1 and 74V2
  Net asset value per share (to nearest cent)

                        Net Asset Value
  Share Class           Per Share
  Class A               $15.94
  Class B               $15.94
  Class C               $15.94
  Class F               $15.94
  Class R-5             $15.94


  THE TAX-EXEMPT FUND OF VIRGINIA

  Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

  Item 72DD1 and 72DD2
  Total income dividends for which record date passed during the period

  Share Class       Total Income Dividends
                    (000's omitted)
  Class A           $6,790
  Class B           $409
  Class C           $403
  Class F           $214
  Total             $7,816
  Class R-5         $79
  Total             $79


  Item 73 A1 and 73A2
  Distributions per share for which record date passed during the period

  Share Class         Dividends from Net Investment Income
  Class A             $0.5986
  Class B             $0.4756
  Class C             $0.4546
  Class F             $0.5775
  Class R-5           $0.6278



  Item 74U1 and 74U2
  ------------------
  Number of shares outstanding

  Share Class       Shares Outstanding
                    (000's omitted)
  Class A           11,436
  Class B           840
  Class C           907
  Class F           448
  Total             13,631
  Class R-5         129
  Total             129


  Item 74V1 and 74V2
  Net asset value per share (to nearest cent)

                        Net Asset Value
  Share Class           Per Share
  Class A               $16.48
  Class B               $16.48
  Class C               $16.48
  Class F               $16.48
  Class R-5             $16.48